Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2013, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-201143) and related Prospectus of New Media Investment Group Inc. dated January 13, 2015.

/s/ Ernst & Young LLP

New York, New York

January 12, 2015